Exhibit 99.1

Press Release

MagnaChip Announces Stock Repurchase Program

SEOUL, South Korea and CUPERTINO, Calif., October 11, 2011 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced that its Board of Directors has approved a stock repurchase program under which MagnaChip intends to repurchase, from time to time, up to $35 million of its common stock. Such purchases may be made in the open market, through block trades, in privately negotiated transactions or otherwise.

The share repurchase program will be funded with MagnaChip’s cash on hand and is effective beginning October 27, 2011, through October 27, 2012. The repurchase program does not obligate MagnaChip to repurchase a minimum number of shares, and the program may be commenced, suspended, canceled or resumed at any time without prior notice. The timing and extent of any repurchases will depend upon prevailing market conditions, the trading price of MagnaChip’s common stock and other factors, and subject to restrictions under applicable law and regulations.

MagnaChip also announced today that during its third fiscal quarter ended September 30, 2011, MagnaChip Semiconductor S.A., a wholly-owned subsidiary of MagnaChip, repurchased $11.3 million aggregate principal amount of the outstanding 10.500% Senior Notes due 2018 of MagnaChip Semiconductor S.A. and its subsidiary MagnaChip Semiconductor Finance Company.

Sang Park, MagnaChip Chairman and CEO, commented, “We believe the share repurchase program and bond repurchase we are announcing today represent an effective use of our cash and demonstrate the confidence we have in MagnaChip’s financial strength. The Board of Directors believes that our stock represents an attractive investment for MagnaChip and its investors, and expresses our ongoing commitment to increasing shareholder value.”

About MagnaChip Semiconductor

Headquartered in South Korea, MagnaChip Semiconductor is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications. MagnaChip Semiconductor believes it has one of the broadest and deepest range of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip Semiconductor Corporation’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to MagnaChip Semiconductor as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip Semiconductor Corporation’s filings with the SEC, including our Form 10-K filed on March 18, 2011 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip Semiconductor Corporation assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. 408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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